Exhibit 99.2

Contacts:
Daniel Petro, CFA
Treasurer and Director of Investor Relations
Pioneer Energy Services Corp.
(210) 828-7689

Lisa Elliott / lelliott@dennardlascar.com
Anne Pearson / apearson@dennardlascar.com
Dennard-Lascar Associates / (713) 529-6600

Pioneer Energy Announces Advanced Discussions Regarding a New $175 million Senior Secured Term Loan and Commitment Letter for $75 million Asset-based Lending Facility

SAN ANTONIO, Texas, November 2, 2017 - Pioneer Energy Services Corp. (NYSE: PES) today announced that it is in advanced discussions with lenders and expects to close a $175 million five-year senior secured term loan (the "Term Loan"). In addition, we received a commitment letter from a lender on a proposed $75 million five-year senior-secured revolving asset-based lending facility (the “ABL Facility”). We expect to close the Term Loan and ABL concurrently.

We expect to use the proceeds from the Term Loan to, among other things, refinance our existing $150 million revolving credit facility which has a current balance of $101.6 million. The remaining funds from the Term Loan and the borrowing capacity under the ABL Facility would be available for general corporate purposes.

Under the Term Loan, we expect to have the option to pay interest at either (i) the reserve adjusted Eurodollar rate, subject to a floor of 1.00%, plus a 775 basis point margin, or (ii) the alternative base rate plus an applicable margin. Under the ABL Facility, we expect to have the option to pay interest at (i) LIBOR plus an applicable margin or (ii) the base rate plus an applicable margin.

We expect that the obligations under the Term Loan will be secured by a first-priority lien on substantially all of the company’s assets, and substantially all of the assets of the company’s domestic guarantor subsidiaries, other than the assets expected to secure the company’s ABL Facility on a first priority basis (which assets include accounts receivable, inventory and related assets), and by a second-priority lien on the ABL Facility collateral. The ABL Facility will also be secured by a second-priority lien on the Term Loan collateral.

The closing and funding of the Term Loan are subject to entering into definitive documentation with lenders and our fulfillment of various conditions, including delivery of customary closing documents and legal opinions and the creation and perfection of various liens and security interests in a manner satisfactory to the lenders.

We currently expect to close the Term Loan and the ABL Facility in November 2017.

Additional details regarding the Term Loan and the ABL Facility can be found in the Current Report on Form 8-K that we filed with the U.S. Securities and Exchange Commission on November 2, 2017.

About Pioneer
Pioneer Energy Services provides well, wireline, and coiled tubing services to producers in the U.S. Gulf Coast, offshore Gulf of Mexico, Mid-Continent and Rocky Mountain regions through its Production Services Segment. Pioneer also provides contract land drilling services to oil and gas operators in Texas, the Mid-Continent and Appalachian regions and internationally in Colombia through its Drilling Services Segment.

Cautionary Statement Regarding Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations

Statements we make in this news release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements that are subject to risks, uncertainties and assumptions. Our actual results, performance or achievements, or industry results, as well as our expectation to refinance our existing $150 million Revolving Credit Facility, could differ materially from those we express in the following discussion as a result of a variety of factors, including general economic and business conditions and industry trends, levels and volatility of oil and gas prices, the continued demand for drilling services or production services in the geographic areas where we operate, decisions about exploration and development projects to be made by oil and gas exploration and production companies, the highly competitive nature of our business, technological advancements and trends in our industry and improvements in our competitors' equipment, the loss of one or more of our major clients or a decrease in their demand for our services, future compliance with covenants under debt agreements, including our senior secured revolving credit facility and our senior notes, as well as any other debt agreements we may enter into in the future, operating hazards inherent in our operations, the supply of marketable drilling rigs, well servicing rigs, coiled tubing and wireline units within the industry, the continued availability of drilling rig, well servicing rig, coiled tubing and wireline unit components, the continued availability of qualified personnel, the success or failure of our acquisition strategy, including our ability to finance acquisitions, manage growth and effectively integrate acquisitions, the political, economic, regulatory and other uncertainties encountered by our operations, and changes in, or our failure or inability to comply with, governmental regulations, including those relating to the environment and our ability to close our proposed new $175 million term loan and $75 million asset-based revolving lending facility. We have discussed many of these factors in more detail in our Annual Report on Form 10-K for the year ended December 31, 2016, including under the headings “Special Note Regarding Forward-Looking Statements” in the Introductory Note to Part I and “Risk Factors” in Item 1A. These factors are not necessarily all the important factors that could affect us. Other unpredictable or unknown factors could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. All forward-looking statements speak only as of the date on which they are made and we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. We advise our shareholders that they should (1) recognize that important factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.